UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2008
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     Calumet Specialty Products Partners, L.P., (the “Partnership”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8‑K (the “Original Filing”) filed on January 9, 2008, to include the Sixth Amendment to Credit Agreement, which was inadvertently omitted from the Original Filing, as Exhibit 10.5 to the Current Report. Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, this Amendment No. 1 on Form 8-K/A sets forth below the complete text of Item 1.01, as amended, and omits items and exhibits of the Original Filing that have not been amended. No other information included in the Original Filing has been modified or updated in any way.

Item 1.01	Entry into a Material Definitive Agreement.
New Term Loan Credit Agreement
     On January 3, 2008, Calumet Specialty Products Partners, L.P. (the “Partnership”) and certain of its operating subsidiaries entered into a new term loan credit agreement (the “New Term Loan Credit Agreement”), by and among Bank of America, N.A., as Administrative Agent for the lenders, and certain other lenders party thereto (with Bank of America, N.A., the “Lenders”). The New Term Loan Credit Agreement is a $435 million senior secured first lien term loan facility, consisting of a $385 million term loan and a $50 million prefunded letter of credit facility to support crack spread hedging. The New Term Loan Credit Agreement includes the right of the Partnership, on a single occasion, to request additional financing as Incremental Term Loan Commitments (as defined in the New Term Loan Credit Agreement) in an amount up to $75 million, subject to the satisfaction of certain conditions precedent.
     The term loan bears interest at a rate equal to (i) with respect to a Eurodollar Loan (as defined in the New Term Loan Credit Agreement), the Eurodollar Rate (as defined in the New Term Loan Credit Agreement) plus 4.0% and (ii) with respect to a Base Rate Loan (as defined in the New Term Loan Credit Agreement), the Base Rate (as defined in the New Term Loan Credit Agreement) plus 3.0%. The letter of credit facility bears interest at 4.0%. Lenders under the New Term Loan Credit Agreement have a first priority lien on our fixed assets and a second priority lien on our cash, accounts receivable, inventory and other personal property. The New Term Loan Credit Agreement matures in January 2015. The Partnership may be required to make mandatory prepayments under certain conditions.
     Our letter of credit facility is secured by a first priority lien on our fixed assets. We have issued a letter of credit in the amount of $50 million, the full amount available under the letter of credit facility, to one counterparty. As long as this first priority lien is in effect and such counterparty remains the beneficiary of the $50 million letter of credit, we will have no obligation to post additional cash, letters of credit or other collateral with such counterparty to provide additional credit support for a specified maximum volume of executed crack spread hedges. However, if such counterparty’s exposure exceeds $100 million, then we would be required to post additional credit support to enter into additional crack spread hedges up to the aforementioned maximum volume. In addition, we have other crack spread hedges in place with other approved counterparties under the letter of credit facility whose credit exposure to us is also secured by a first priority lien on our fixed assets.
     The New Term Loan Credit Agreement permits us to make distributions to our unitholders as long as we are not in default or would not be in default following the distribution. Under the New Term Loan Credit Agreement, we are obligated to comply with certain financial covenants requiring us to maintain a Consolidated Leverage Ratio (as defined in the New Term Loan Credit Agreement) of no more than (i) 4.00 to 1.00 for any fiscal quarter during the period from the closing date until and including March 31, 2009 and (ii) 3.75 to 1.00 for any fiscal quarter ending on or after June 30, 2009. In addition, we are required to maintain a Consolidated Interest Coverage Ratio (as defined in the New Term Loan Credit Agreement) of no more than (i) 2.50 to 1.00 for any fiscal quarter during the period from the closing date until and including March 31, 2009 and (ii) 2.75 to 1.00 for any fiscal quarter ending on or after June 30, 2009. We anticipate that we will continue to be in compliance with the financial covenants contained in our credit facilities and will, therefore, be able to make distributions to our unitholders.
     In addition, the New Term Loan Credit Agreement contains various covenants that limit, among other things, our ability to: incur indebtedness; grant liens; make certain acquisitions and investments; make capital expenditures above specified amounts; redeem or prepay other debt or make other restricted payments such as distributions to unitholders; enter into transactions with affiliates; and enter into a merger, consolidation or sale of assets. Our lenders have also required us to obtain and maintain a crack spread hedging program using derivative contracts for fuel products margins for a rolling two-year period for at least 60%, and no more than 90%, of our anticipated fuels production.
     If an event of default exists under the New Term Loan Credit Agreement, the lenders will be able to accelerate the maturity of the credit facilities and exercise other rights and remedies. An event of default includes, among other things, the nonpayment of principal interest, fees or other amounts; failure of any representation or warranty to be true and correct when made or confirmed; failure to perform or observe covenants in the New Term Loan Credit Agreement or other loan documents, subject to certain grace periods; payment defaults in respect of other indebtedness; cross-defaults in other indebtedness if the effect of such default is to cause the acceleration of such indebtedness under any material agreement if such default could have a material adverse effect on us; bankruptcy or insolvency events; monetary judgment defaults; asserted invalidity of the loan documentation; and a change of control over us.
     The foregoing description is qualified in its entirety by reference to the New Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.
Revolver Amendment
     On January 3, 2008, the Partnership and certain of its operating subsidiaries, including Calumet Lubricants Co., Limited Partnership (“Calumet Lubricants”), entered into a Sixth Amendment to Credit Agreement (the “Revolver Amendment”). The Revolver Amendment amended the Partnership’s Revolving Credit Agreement dated as of December 9, 2005 (the “Revolver”), by and among Bank of America, N.A., as Agent for the lenders, and certain other lenders party thereto (collectively with Bank of America, N.A., the “Revolver Lenders”). Pursuant to the Revolver Amendment, the Revolver Lenders agreed to amend the Revolver to, among other things, (i) increase the total availability under the Revolver up to $325 million and (ii) conform certain of the financial covenants and other terms in the Revolver to those contained in the New Term Loan Credit Agreement. Lenders under the Revolver have a first priority lien on our cash, accounts, inventory and other personal property and a second priority lien on our fixed assets. The Revolver contains a Fixed Charge Coverage Ratio (as defined in the Revolver Amendment) requirement of at least 1.0 to 1.0 whenever availability under the Revolver falls below $35 million. The Revolver also contains various covenants covering the same matters covered by the New Term Loan Credit Agreement, although some of such covenants are more restrictive than the covenants covering the same matters in the New Term Loan Credit Agreement.
     The foregoing description is qualified in its entirety by reference to the Revolver Amendment, a copy of which is attached hereto as Exhibit 10.5 and is incorporated into this Current Report on Form 8-K by reference.
Amended and Restated ISDA Master Agreement
     On January 3, 2008, the Partnership’s wholly-owned subsidiary, Calumet Lubricants, entered into the Amended and Restated ISDA Master Agreement (together with all exhibits, schedules and annexes thereto, the “Amended and Restated ISDA Agreement”) with J. Aron & Company (“J. Aron”). The Amended and Restated ISDA Agreement amends and restates Calumet Lubricants’ ISDA Master Agreement, dated March 17, 2006, with J. Aron (together with all exhibits schedules and annexes thereto, the “ISDA Agreement”). The Amended and Restated ISDA Agreement is currently effective and amended the ISDA Agreement to provide for a maturity date of January 3, 2015, subject to earlier termination upon the occurrence of certain specified events and subject to further annual extensions if agreed by the parties. In addition, the Amended and Restated ISDA Agreement amended the ISDA Agreement to provide for increased cash-settled commodity transactions and Crack Spread Hedges (as defined below) such that, subject to the other terms of the Amended and Restated ISDA Agreement, Calumet Lubricants may (i) for the current calendar month and the subsequent 23 calendar months during the term of the Amended and Restated ISDA Agreement, enter into up to 25,000 barrels per day of cash-settled commodity transactions either directly with J. Aron, or initially with other another counterparty and novated to J. Aron through tri-party arrangements mutually agreeable to J. Aron, Calumet Lubricants and the other counterparty (“Novated Contracts”), that settle based upon the spread between diesel or jet fuel and West Texas Intermediate crude oil (“WTI”) or the spread between gasoline and WTI (collectively, “Crack Spread Hedges”) and (ii) for each period thereafter during the term of the Agreement, enter into up to 20,000 barrels per day of Crack Spread Hedges either directly with J. Aron or through Novated Contracts.
     Goldman, Sachs & Co. (“Goldman”), the ultimate parent company of J. Aron, has, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership and its general partner and subsidiaries, for which Goldman received or will receive customary fees and expenses. In particular, Goldman was the managing underwriter for the Partnership’s initial public offering of its common units and for two public common unit offerings since then.
     The foregoing description is qualified in its entirety by reference to the Amended and Restated ISDA Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated into this Current Report on Form 8-K by reference.
LVT Feedstock and Unit Operating Agreements
     In connection with the closing of the Penreco Acquisition (as defined below) on January 3, 2008, the Partnership entered into two agreements with ConocoPhillips Company (“ConocoPhillips”) related to the LVT unit: a refinery unit operating agreement (the “LVT Unit Operating Agreement”) and a feedstock purchase agreement (the “LVT Feedstock Agreement”).
     Pursuant to the LVT Feedstock Agreement, ConocoPhillips is obligated to supply a minimum quantity (the “Base Volume”) of feedstock for the LVT unit for a term of ten years. If the Base Volume is not supplied at any point during the first five years of the ten year term, a penalty for each gallon of shortfall must be paid to the Partnership as liquidated damages. The feedstock must meet certain product specifications defined in the LVT Feedstock Agreement. The price per gallon of feedstock delivered to the Partnership during any month is determined by the pricing formula and shall be equal to the arithmetic average of the midpoint of a published index in the Platt’s Oilgram Price Report for each trading day of the previous month. The price formula may be reopened upon written notice from one party to the other no more than once per year if any of certain conditions are met and results in the prices determined using the price formula being more than five percent higher or lower than a market price for feedstock. Under the terms of the LVT Feedstock Agreement, any new pricing formula will be negotiated according to the LVT Feedstock Agreement. The LVT Feedstock Agreement contains customary terms and conditions related to payment terms, transfer of title, warranties, taxes, claims, force majeure, assignment, notice, choice of law, audits and arbitration.
     Pursuant to the LVT Operating Agreement, ConocoPhillips will operate and maintain the LVT facility, which includes the LVT unit and associated tanks, for the Partnership for a term of ten years. ConocoPhillips will provide the Partnership with services including, but not limited to, operating the LVT facility as directed by Partnership, loading products from the LVT unit for shipment, blend LVT products according to the Partnership’s requested recipes and analyzing and performing quality control tests on the LVT unit as per the test procedures specified in the LVT Operating Agreement. ConocoPhillips will be required to provide certificates of analysis for finished product tanks and blended product railcars or trucks, routine maintenance and upkeep to the LVT facility, as well as other customary services associated with the operations of a facility of this type. ConocoPhillips will not make a profit or incur a loss in carrying out its duties under the LVT Operating Agreement and all costs incurred by ConocoPhillips in accordance with the LVT Operating Agreement will be reimbursed by the Partnership. The LVT Operating Agreement contains customary terms and conditions related to warranties, taxes, claims, force majeure, assignment, notice, choice of law, audits and arbitration.
     We intend to file the LVT Unit Operating Agreement and the LVT Feedstock Agreement as exhibits to our Annual Report on Form 10-K for the 2007 fiscal year.
HDW Diesel Purchase Agreement
     In connection with the closing of the Penreco Acquisition (as defined below) on January 3, 2008, the Partnership entered into a diesel purchase agreement (the “HDW Diesel Purchase Agreement”) with ConocoPhillips for the purchase of the diesel stream that is produced from a Hydrodewaxer unit at a separate location (“HDW Diesel”) for a term lasting through September 30, 2017. The HDW Diesel is transferred from this location to ConocoPhillips pursuant to an agreement between a third party and ConocoPhillips (the “Supply Agreement”). ConocoPhillips is to make available to the Partnership all of the volume of HDW Diesel that ConocoPhillips is able to purchase and receive from the third party pursuant to their Supply Agreement. The HDW Diesel must meet certain product specifications defined in the contract. The purchase price per barrel of HDW Diesel shall be equal to the average of all trading days during the month of an index published in Platt’s Oilgram Price Report, plus the blending fee. The blending fee is recalculated periodically with no more than one change per twelve months in the fee. The HDW Diesel Purchase Agreement contains customary terms and conditions related to payment terms, transfer of title, warranties, taxes, claims, force majeure, event of default assignment, notice, choice of law, audits and arbitration.
     We intend to file the HDW Diesel Purchase Agreement as an exhibit to our Annual Report on Form 10-K for the 2007 fiscal year.
Noncompetition Agreements
      In connection with the closing of the Penreco Acquisition (as defined below) on January 3, 2008, the Partnership entered into noncompetition agreements with the previous owners of Penreco, ConocoPhillips and M.E. Zukerman Specialty Oil Corporation (“Zukerman”), that will restrict, until January 2013 and subject to certain exclusions, ConocoPhillips, Zukerman and any of their respective affiliates from engaging in the business of marketing, manufacturing or distributing certain products worldwide and from employing certain employees of Penreco.
     The foregoing description is qualified in its entirety by reference to the Partnership’s noncompetition agreements with ConocoPhillips and with Zukerman, copies of which are attached hereto as Exhibits 10.3 and 10.4 and are incorporated into this Current Report on Form 8-K by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.5
Sixth Amendment, dated as of January 3, 2008, to Credit Agreement dated as of December 9, 2005 among Calumet Lubricants Co., Limited Partnership and certain of its affiliates, including Calumet Specialty Products Partners, L.P., as Borrowers, and the Lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
By:	CALUMET GP, LLC,
its General Partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

January 10, 2008

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.5
Sixth Amendment, dated as of January 3, 2008, to Credit Agreement dated as of December 9, 2005 among Calumet Lubricants Co., Limited Partnership and certain of its affiliates, including Calumet Specialty Products Partners, L.P., as Borrowers, and the Lenders party thereto.